                                   L90, INC.

                  AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
                  -------------------------------------------


          THIS AGREEMENT is made as of September 22, 1999, among L90, INC., a Delaware corporation (the "Company"), the purchasers of shares of the Company's Series B Preferred Stock (the "Series B Purchasers") pursuant to the Series B Preferred Stock Purchase Agreement dated as of August 6, 1999, as amended (the "Series B Purchase Agreement"), among the Company and the Series B Purchasers, the purchasers of shares of the Company's Series C Preferred Stock (the "Series C Purchasers" and together with the Series B Purchasers, the "Purchasers") pursuant to the Series C Preferred Stock Purchase Agreement dated as of the date hereof (the "Series C Purchase Agreement"), and each of the investors listed on the Schedule of Investors attached hereto (together with the Purchasers, the "Investors"). The Investors are sometimes collectively referred to herein as the "Shareholders" and individually as a "Shareholder." Capitalized terms used herein are defined in paragraph 6 hereof.

          The Company and certain of the Investors have previously entered into that certain Shareholders Agreement dated as of August 6, 1999, as amended (the "Prior Shareholders Agreement"), for the purposes, among others, of establishing the composition of the Company's Board of Directors (the "Board") and limiting the manner and terms by which the Shareholders' shares may be transferred. The parties to the Prior Shareholders Agreement now desire to amend and restate the Prior Shareholders Agreement to provide for certain new provisions pertaining to the Company's Series C Preferred Stock. The execution and delivery of this Agreement is a condition to the Series C Purchasers' purchase of the Company's Series C Preferred Stock pursuant to the Series C Purchase Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1.   Board of Directors.
               ------------------

          (a) From and after the date hereof and until the provisions of this paragraph 1 cease to be effective, each holder of Shareholder Shares shall vote all of his Shareholder Shares (as defined in paragraph 6 hereof) which are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other reasonably necessary or desirable actions within his control (whether in his capacity as a shareholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings, to the extent not in conflict with his fiduciary duties to the Company), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

          (i) The authorized number of directors on the Board shall be established at nine (9) directors;

         (ii) the following individuals shall be elected to the Board

               (A) one (1) representative designated by the holders of the Company's Series A Preferred Stock, determined by a vote of such holders owning a majority of such shares;

               (B) three (3) representatives, designated by the holders of the Company's Series B Preferred Stock, determined by a vote of such holders owning a majority of such shares;

               (C) one (1) representative, designated by the holders of the Company's Series C Preferred Stock, determined by a vote of such holders owning a majority of such shares, provided that so long as Rare Medium Group, Inc. and its affiliates own at least 50% of the outstanding Series C Preferred Stock, such member shall be designated by Rare Medium Group, Inc.;

               (D) one (1) representative, designated by the Board, which individual must be an "independent director" (as defined under the rules and regulations of the New York Stock Exchange); and

               (E) three (3) representatives designated by the holders of the Common Stock, determined by a vote of such holders owning a majority of such shares;

         (iii) the removal from the Board (with or without cause) of any representative(s) designated pursuant to paragraphs 1(a)(ii)(A), 1(a)(ii)(B), 1(a)(ii)(C) and (1(a)(ii)(D), shall be at the holders' of the Series A Preferred Stock, holders' of the Series B Preferred Stock, holders' of the Series C Preferred Stock and the holders' of the Common Stock written request, respectively, but only upon such written request and under no other circumstances (in each case, determined on the basis of a vote of the holders of a majority of such shares held by such groups of Persons); and

         (iv) in the event that any representative(s) designated pursuant to paragraphs 1(a)(ii)(A), 1(a)(ii)(B), 1(a)(ii)(C) or 1(a)(ii)(D) ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled as provided thereunder.

          (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

          (c) The provisions of this paragraph 1 shall terminate automatically and be of no further force and effect upon the first to occur of (i) the tenth anniversary of the date hereof unless extended by the parties hereto in accordance with the laws of the State of Delaware or (ii) a Public Offering (as defined in paragraph 6 hereof).

          (d) If any party fails to designate a representative to fill a directorship pursuant to the terms of this paragraph 1, the election of an individual to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law; provided that, such person may later be removed pursuant to paragraph 1(a)(iii) above.

          2.   Representations and Warranties.  Each Shareholder, on its own
               ------------------------------
behalf and not severally or jointly, represents and warrants that (i) such Shareholder is the record owner of the number of Shareholder Shares set forth opposite its name on the Schedule of Investors attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as such enforceability is limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally, and by general equitable principles, and (iii) such Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Shareholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

          3.   Restrictions on Transfer of Shareholder Shares.
               ----------------------------------------------

          (a) Transfer of Shareholder Shares.  No holder of Shareholder Shares
              ------------------------------
shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in his Shareholder Shares (a "Transfer"), except pursuant to the provisions of this paragraph 3 or pursuant to a Public Sale. No Shareholder shall consummate any Transfer (other than a Public Sale) until 30 days after the delivery to the Company of such Shareholder's Offer Notice, unless the parties to the Transfer have been finally determined pursuant to this paragraph 3 prior to the expiration of such 30-day period (the "Election Period").

          (b) First Offer Right.  At least 30 days prior to making any Transfer
              -----------------
of any Shareholder Shares (other than a Public Sale or a Transfer permitted under paragraph 3(c) below), the transferring Shareholder (the "Transferring Shareholder") shall deliver a written notice (an "Offer Notice") to the Company. The Offer Notice shall disclose in reasonable detail the proposed number of Shareholder Shares to be transferred, the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if known). The Company may elect to purchase all (but not less than all) of the Shareholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Shareholder as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Company has elected to purchase Shareholder Shares from the Transferring Shareholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Shareholder, but in any event within 15 days after the expiration of the Election Period. To the extent that the Company has not elected to purchase all of the Shareholder Shares being offered, the Transferring Shareholder may, within 90 days after the expiration of the Election Period, transfer such Shareholder Shares to one or more third parties at a price no less than 95% of the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company in the Offer Notice. Any Shareholder Shares not transferred within such 90-day period shall be reoffered to the Company under this paragraph 3(b) prior to any subsequent Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time, and no Shareholder Shares may be pledged.

          (c) Permitted Transfers.  The restrictions set forth in this paragraph
              -------------------
3 shall not apply with respect to any Transfer of Shareholder Shares by any Shareholder (i) pursuant to applicable laws of descent and distribution or among such Shareholder's Family Group or among its Affiliates (provided that the restrictions contained in this paragraph 3 shall continue to be applicable to the Shareholder Shares after any such Transfer and provided further that the transferees of such Shareholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Shareholder Shares so transferred) and (ii) to any person set forth on the Schedule of Permitted Transferees attached hereto (collectively, the persons to whom transfers are permitted pursuant to this section, are referred to herein as "Permitted Transferees"). For purposes of this Agreement, "Family Group" means a Shareholder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Shareholder and/or the Shareholder's spouse and/or descendants, and "Affiliate" of an Investor means any other Person, directly or indirectly controlling, controlled by or under common control with such Investor and any partner of an Investor which is a partnership.

          (d) Termination of Restrictions.  The restrictions set forth in this
              ---------------------------
paragraph 3 shall continue with respect to each Shareholder Share until the earlier of (i) the date on which such Shareholder Share has been transferred in a Public Sale, (ii) the date on which such Shareholder Share has been transferred pursuant to this paragraph 3 (other than pursuant to subparagraph 3(c)) or (iii) the consummation of a Public Offering. Notwithstanding anything herein to the contrary, the first offer right set forth in this paragraph 3(b) shall only be applicable to the Company's Series B Preferred Stock and Series C Preferred Stock and not to the Common

Stock issued or issuable upon conversion of such Series B Preferred Stock or Series C Preferred Stock, as applicable.

          4.   Legend.  Each certificate evidencing Shareholder Shares and each
               ------
certificate issued in exchange for or upon the transfer of any Shareholder Shares (if such shares remain Shareholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The securities represented by this certificate are subject to an Amended and Restated Shareholders Agreement dated as of September 22, 1999, among the issuer of such securities (the "Company") and certain of the Company's shareholders, as amended and modified from time to time. A copy of such Shareholders Agreement shall be furnished without charge by the Company to the holder hereof upon written request."

The Company shall imprint such legend on certificates evidencing Shareholder Shares outstanding as of the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Shareholder Shares in accordance with paragraph 6 hereof.

          5.   Transfer.  Prior to transferring any Shareholder Shares (other
               --------
than a Public Sale) to any Person, the transferring holders of Shareholder Shares shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the holders of Shareholder Shares a counterpart of this Agreement.

          6.   Other Definitions.
               -----------------

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means the Company's Series A Preferred Stock, Series
           ---------------
B Preferred Stock and Series C Preferred Stock.

          "Public Offering" means the sale in an underwritten public offering
           ---------------
registered under the Securities Act of shares of the Company's Common Stock.

          "Public Sale" means any sale of Shareholder Shares to the public
           -----------
pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time.

          "Shareholder Shares" means (i) any Preferred Stock or Common Stock
           ------------------
purchased, acquired or beneficially owned by any Shareholder, including those shares issued or issuable upon exercise of the Warrant (as defined in the Series B Purchase Agreement) and the Warrants (as defined in the Series C Purchase Agreement), (ii) any Common Stock issued or issuable directly or indirectly upon conversion of the Preferred Stock and (iii) any Preferred Stock or Common Stock issued or issuable with respect to the securities referred to in clauses (i) and
(ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock shall be deemed to be the holder of the Shareholder Shares issuable directly or indirectly upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise and regardless of any restriction or limitation on the conversion thereof. As to any particular Shareholder Shares, such shares shall cease to be Shareholder Shares when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

          7.   Protective Provisions
               ---------------------

     (a) The Company shall not, without the prior written consent or affirmative vote of the holders of record of (i) at least a majority of the outstanding Series A Preferred Stock (voting as a separate class on an as-converted basis), (ii) at least a majority of the outstanding Series B Preferred Stock (voting as a separate class on an as-converted basis) and (iii) at least a majority of the outstanding Series C Preferred Stock (voting as a separate class on an as-converted basis) effect:

          (i) a merger or consolidation of the Company with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Company, or the sale of all or substantially all of the assets of the Company, or any other corporate reorganization;

          (ii)  an initial Public Offering; and

          (iii) any issuance (other than (i) to The Roman Arch Fund L.P. or The Roman Arch Fund II L.P. pursuant to the terms of the letter agreement with the Company dated as of June 7, 1999 and (ii) for payment in kind dividends to the holder of Series B Preferred Stock) of Series B Preferred Stock that would result in more than 4,107,044 (subject to any stock split, stock dividend, recapitalization or otherwise) of such shares being outstanding; and

          (iv) any issuance (other than (i) for payment in kind dividends to the holder of Series C Preferred Stock) of Series C Preferred Stock that would result in more than 1,307,190 (subject to any stock split, stock dividend, recapitalization or otherwise) of such shares being outstanding.

     (b) The provisions of this paragraph 7 shall terminate and be of no further force or effect upon the earlier of (i) the date on which there are no shares of Preferred Stock and (ii) upon the closing of an initial Public Offering.

          8.   Sale of the Company.
               --------------------

     (a) If the Company's board of directors (the "Board") and (i) the holders of a majority of the shares of Series A Preferred Stock (voting as a separate class on an as-converted basis) then outstanding, (ii) the holders of a majority of the shares of Series B Preferred Stock (voting as a separate class on an as-converted basis) then outstanding and (iii) the holders of a majority of the shares of Series C Preferred Stock (voting as a separate class on an as-converted basis) then outstanding approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all or substantially all of the Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to any other person or entity (collectively, and "Approved Sale"), each holder of Shareholder Shares shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a (i) merger or consolidation, each holder of Shareholder Shares shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each holder of Shareholder Shares shall agree to sell all of his shares of Shareholders Shares and rights to acquire shares of Shareholders Shares on the terms and conditions approved by the Board, the holders of a majority of the Series A Preferred Stock then outstanding, the holders of a majority of the Series B Preferred Stock then outstanding and the holders of a majority of the Series C Preferred Stock then outstanding. Each holder of Shareholder Shares shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as requested by the Company.

     (b) The obligations of the holders of Shareholder Shares with respect to the Approved Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of a class of Shareholder Shares shall receive the same form of consideration and the same amount of consideration as every other holder of such class of Shareholder Shares as set forth in paragraph 9 below; (ii) if any holders of a class of Shareholder Shares are given an option as to the form and amount of consideration to be received, each holder of such class of Shareholder Shares shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Shareholder Shares shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as a holder of such class of Shareholder Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Shareholder Shares received by holders of such class of Shareholder Shares in connection with the Approved Sales less the exercise prices per share of such class of Shareholder Shares of such rights to acquire such class of Shareholder Shares by (2) the number of shares of such class of Shareholder Shares represented by such rights.

          9.   Distribution upon Sale of the Company.  In the event of sale or
               --------------------------------------
exchange by the Shareholders of all or substantially all of the Shareholder Shares held by the Shareholders (whether by sale, merger, recapitalization, reorganization, consolidation, combination or otherwise), each holder of a class of Shareholder Shares shall receive in exchange for the shares of such class of Shareholder Shares held by such holder the same portion of the aggregate consideration from such sale or exchange that such holder would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Company's certificate of incorporation as in effect immediately prior to such sale or exchange. Each holder of Shareholder Shares shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such sale or exchange as requested by the Company.

          10.  Initial Public Offering.  In the event that the Board and (i) the
               -----------------------
holders of a majority of the shares of Series A Preferred Stock (voting as a separate class on an as-converted basis) then outstanding, (ii) the holders of a majority of the shares of Series B Preferred Stock (voting as a separate class on an as-converted basis) then outstanding and (iii) the holders of a majority of the shares of Series C Preferred Stock (voting as a separate class on an as-converted basis) then outstanding approve an initial Public Offering, the holders of Shareholder Shares shall take all necessary or desirable actions in connection with the consummation of such public offering. In the event that the managing underwriters advise the Company in writing that in their opinion the capital structure would adversely affect the marketability of the offering, each holder of Shareholders Shares shall consent to an vote for a recapitalization, reorganization and/or exchange of the Shareholder Shares into securities that the managing underwriters, the Board, the holders of a majority of the shares of Series A Preferred Stock then outstanding, the holder of a majority of the shares of Series B Preferred Stock then outstanding and the holder of a majority of the shares of Series C Preferred Stock then outstanding find acceptable and shall take all necessary or desirable actions in connections with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's certificate of incorporation as in effect immediately prior to such public offering.

          11.  Transfers in Violation of Agreement.  Any Transfer or attempted
               -----------------------------------
Transfer of any Shareholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shareholder Shares as the owner of such shares for any purpose.

          12.  Amendment and Waiver.  Except as otherwise provided herein, no
               --------------------
modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Shareholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of at least a majority of the Shareholder Shares, respectively. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          13.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          14.  Entire Agreement.  Except as otherwise expressly set forth
               ----------------
herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          15.  Successors and Assigns.  Except as otherwise provided herein,
               ----------------------
this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Shareholders and any subsequent holders of Shareholder Shares and the respective successors and assigns of each of them, so long as they hold Shareholder Shares.

          16.  Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          17.  Remedies.  The Company and the Investors shall be entitled to
               --------
enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Investor may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          18.  Notices.  Any notice provided for in this Agreement shall be in
               -------
writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Shareholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

                         L90, Inc.
                         2020 Santa Monica Blvd.
                         Suite 400
                         Santa Monica, CA 90404
                         Attn:  Executive Financial Officer

     with a copy to:

                         Paul Hastings Janofsky & Walker LLP
                         555 South Flower Street, 23/rd/ Floor
                         Los Angeles, CA  90071
                         Attn:  Robert A. Miller, Jr.

          19.  Governing Law.  All issues and questions concerning the
               -------------
construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the

State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          20.  Business Days.  If any time period for giving notice or taking
               -------------
action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

          21.  Descriptive Headings.  The descriptive headings of this Agreement
               --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          22.  Arbitration.  Each of the parties hereto agrees that in the event
               -----------
of any dispute arising between parties arising out of or relating to this Agreement or its breach, such dispute shall be resolved pursuant to the pre-dispute arbitration agreement attached as Exhibit F to the Series C Purchase
                                          ---------
Agreement.


                             *      *      *      *

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


                                    L90, INC.



                                    By: /s/ John C. Bohan
                                       ________________________________
                                        Name: John C. Bohan
                                        Title: President and CEO


                                    RARE MEDIUM GROUP, INC.:


                                    By: /s/ Robert Lewis
                                       ________________________________
                                        Name: Robert Lewis
                                        Title: Vice President



              [Signature page to  Series C Shareholders Agreement]

                             SCHEDULE OF INVESTORS
                             ---------------------



Name and Address                                  Number of Shareholder Shares
----------------                                  ----------------------------

                       SCHEDULE OF PERMITTED TRANSFEREES
                       ---------------------------------

Omnicom Group Inc., a New York corporation, or any of its wholly owned subsidiaries.